UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

PETRO RESOURCES CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 21, 2007, Petro Resources Corporation (the “Registrant”) issued a press release announcing the closing of the sale of 1,326,200 shares of the Registrant’s common stock pursuant to the exercise of the over-allotment option granted to the underwriters in connection with the public offering of the Registrant’s common stock, which closed on November 2, 2007.  The sale of these shares generated approximately $2.46 million in net proceeds to the Registrant.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1    Press release dated November 21, 2007 titled “Petro Resources Corporation Announces Exercise of Underwriters' Over-Allotment Option for 1,326,200 Shares of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION

Date: November 21, 2007	By:	/s/ Wayne P. Hall
Wayne P. Hall
Chief Executive Officer